EXHIBIT 99

Final Transcript

Conference Call Transcript

BCC - Boise Cascade Conference Call

Event Date/Time: Jul. 26. 2004 / 10:00AM ET

Event Duration: 1 hr 12 min

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© 2004 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

CORPORATE PARTICIPANTS

George Harad

Boise Cascade Corporation - Chairman & CEO

Chris Milliken

Boise Cascade Corporation - President & CEO, Boise Office Solutions

Ted Crumley

Boise Cascade Corporation - SVP & CFO

CONFERENCE CALL PARTICIPANTS

Kevin Cohen

CSFB - Analyst

Joe Stivaletti

Goldman Sachs - Analyst

David Cohen

Farallon Capital - Analyst

Gal Glyderman

UBS - Analyst

Mark Connelly

Credit Suisse First Boston - Analyst

Steve Chercover

D.A. Davidson - Analyst

Mark Weintraub

Buckingham Research Group - Analyst

Donald Lipkin

Bear Stearns - Analyst

Mark Hebbel

Barclays - Analyst

Bill Hoffman

UBS - Analyst

Mark Wilde

Deutsche Bank - Analyst

Jeremy Lester

SAB Capital - Analyst

Craig Brandon

Eden Bank - Analyst

Brad Carlson

Idaho Business Review - Analyst

Bryan Gallot

Gunnison - Analyst

Tom Yanko

Morgan Stanley - Analyst

Al Marino

Citigroup - Analyst

Peter Ruschmeier

Lehaman Brothers - Analyst

Alan Hunt

Provident Investment - Analyst

Noah

Rod Levy

Leeborg Limited Partners - Analyst

Era Sock

Severen Revolt Capital - Analyst

Michael Baker

Deutcshe Bank - Analyst

Henry Levan

John A. Levan and Company - Analyst

Nathaneal August

Kay Capital - Analyst

Noah Eclaise

Globus capital - Analyst

Aaron Cocke

Analyst

Theodore Crumley

© 2004 2002 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

PRESENTATION

Operator

Good morning. My name is Carmen and I will be your conference facilitator today. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question and answer period. If you would like to ask a question during that time, simply press star and then the number one on your telephone keypad. Questions will be taken in the order that they are received, If you would like to withdraw your question, press the pound key. Before we begin, I note that this call will contain forward-looking statements about the planned transactions between Boise and Madison Dearborn Partners and the futures of both companies going forward. Although these statements reflect management’s expectations today, they are subject to a number of risks and uncertainties. The actual outcome of the transaction may differ materially from the outcome expressed or implied in this call. For a discussion of the factors that may cause actual results to differ from the results we anticipate today, please refer to Boise’s recent filings with the SEC including the current report on Form 8-K, which we filed earlier this morning. It is now my pleasure to introduce to George Harad, Chairman and CEO, Boise Cascade Corporation. Mr. Harad, you may begin your conference.

George Harad - Boise Cascade Corporation - Chairman & CEO

Thank you and good morning everyone. We appreciate your attendance on this call today. Joining me on the call are Chris Milliken, Division President and CEO of Boise Office Solutions; and Ted Crumley, Boise’s Chief Financial Officer. As those who have followed our Company know the transformation of Boise has been under way for many years and today we’d like to describe the final steps in that process. Before we start however, I’d refer you to Slide-2 on the webcast screen, which is our forward-looking statement advisory. Today’s press release and copies of this presentation are posted on the Investor Relations page of our Web site. If we turn to Slide-3, as you know we announced this morning the sale of Boise’s paper, forest products, and timberland assets. This transaction will complete Boise’s transformation from a predominantly manufacturing-based company, which was our profile in the mid 1990s to a world-scale distribution company. By separating the company into two ongoing entities, we will successfully establish Boise Office Solutions, soon to be OfficeMax, as a strong independent company in the office products distribution business. And we’ll place our paper and forest products assets in the hands of a management team focused on those businesses, and finally importantly, in the process, we believe we will realize significant value for our shareholders.

Turing to Slide four, the assets which we are selling, are being sold to affiliates of Boise Cascade LLC, a new company being formed by Madison Dearborn Partners or MDP, which is a privately held equity investment firm located in Chicago. Included in the sale are substantially all of the assets of the Boise Building Solutions, Boise Paper Solutions, and our 2.3m acres of timberland as well as the Boise Cascade Corporation headquarters building here in Boise, Idaho. The purchase price for these assets will be approximately $3.7b and the transaction is expected to close by mid-November of this year. Turing to slide five. Boise Cascade L.L.C or the new Boise will manage Boise’s legacy paper and forest product businesses under the Boise brand, and will operate from the same corporate headquarters in Boise, Idaho. It’s new Chief Executive Officer will be Tom Stephens, who is formerly the President and Chief Executive Officer of MacMillan Bloedel, and previously was the former Chairman, Chief Executive Officer and President of Manville Corporation. Boise Cascade L.L.C will hire virtually all of the former management and employees of the businesses, which we are selling, as well as corporate staff supporting these forest product businesses.

Looking on slide six, on the Boise Cascade corporation side, Boise Cascade Corporation will change its Company and trade name to OfficeMax shortly after the close. It will continue to operate its office product distribution business as its principle business. This business had annualized sales in the first half of 2004 of about $8.6b. OfficeMax, which consists of the contract business of Boise Office Solution in retail operation of OfficeMax will serve all customer segments through all channels in the US, Canada, Mexico, Australia and New Zealand. When the transaction is complete, OfficeMax will trade on the New York Stock Exchange under the ticker symbol OMX, and its corporate headquarters will be in Itasca, Illinois. At the close of the transaction, I will become Executive Chairman of the Board of OfficeMax. Chris Milliken, who is currently the Division President and CEO of Boise Office Solutions, will be elected President and Chief Executive Officer of OfficeMax. Turning to slide seven, we’ll go into some of the financial overview of the approximately $3.7b in gross proceeds, Boise expects to realize $3.1b to $3.2b in the cash proceeds. That would be after our reinvestment of approximately $175m in Boise Cascade L.L.C. Our retained interest in Timberland installment note and certain other transaction related settlement. On slide eight, we show you the use of proceeds. We currently expect to use approximately $2.2b to $2.3b of the net proceeds to pay down debt and meet other obligation. Those payments will include funding pension requirements of about $200m. A reduction in accounts receivable financing of about another $200m, and debt retirements and repurchases between $1.8b and $1.9b. We expect to return the remaining net proceeds of approximately $800m to $1b to our shareholders through common and/or preferred stock buybacks, cash dividends or combinations. These plan debt retirements and equity repurchase or dividends will begin soon after the transaction closes. However, we expect the entire process is likely to take several months.

Turning to slide nine, when OfficeMax’s debt reaches our near-term targets following the debt retirement it’s capital structure we believe will allow to be competitive and to grow. To illustrate what we’re showing you hear is Boise’s June 30 2004 actual capital structure and a pro forma capital structure at the same date including the completed transaction. The pro forma structure consists of approximately $2.2b to $2.4b of equity, between $200m and $300m of book balance sheet debt and a book debt to capitalization ratio of between 8% and 11%. Non-balance sheet obligations will include about $100m of accounts receivable securitization financing and annual lease obligations of roughly $350m. Turning to slide ten, I would like to touch on just three other material items of the transaction. As we mentioned in the slide, which illustrates the use of proceeds, OfficeMax will invest $175m in Boise Cascade, L.L.C. In that investment, OfficeMax will be treated in the same manner as Madison Dearborn Partners and we will have one Board seat and voting rights proportional to our interest. To maximize the cash we received from the Timberland is included in this transaction, we will utilize an installment note structure. We intent to monetize about 90% of the note, subsequent to the closing and retain a residual interest of about 10%. And finally, the paper supply agreement that has existed between Boise Paper Solutions and Boise Office Solutions will continue under the new ownership. Boise Cascade, L.L.C. will be the primary supplier of cut-size paper to OfficeMax and other details of the paper supply agreement will continue, but they are of course confidential. Under this agreement, we expect Boise Cascade, L.L.C. to sell approximately 700,000 tons of cut-size paper to OfficeMax in 2004. Now, I would like to ask Chris Milliken to touch briefly on the guidance that we have given for OfficeMax for 2004. Chris?

Chris Milliken - Boise Cascade Corporation - President & CEO, Boise Office Solutions

Good morning. I’m on slide number 11. This morning, I would like reiterate the 2004 guidance for OfficeMax that we provided on the Boise July 20 earnings conference call. We expect same-location sales growth to range between 4% and 6%. Operating income should be in the $210m to $240m range. And the operating margin should be between 2.4% and 2.6%. In all three of the ranges that I just mentioned, we are more likely to be at the lower end than at the higher end of the range. We continue to believe that we will achieve $80m of synergies with perhaps some modest upside potential this year. We continue to expect overall synergies of $130m by 2006 for OfficeMax. We anticipate integration and step-up costs to total approximately $50m this year. And capital expenditures are likely to come in between $170m and $175m. We expect EBITDA to range between $370m and $400m. Depreciation and amortization is likely to be about $160m. Needless to say, all of the 45,000 associates of OfficeMax are extremely excited about this transaction and we think it provides a great opportunity to focus on the office products business and provides us a foundation to go forward. And we look forward to sharing information with you on an ongoing basis. And now, back to you, George.

George Harad - Boise Cascade Corporation - Chairman & CEO

I’ll move on slide 12, and just to summarize today’s announced transaction will complete Boise’s transformation from predominantly a manufacturing base company to wholesale distribution company. By separating the Company into two ongoing entities, we will successfully establish Boise Office Solutions again soon to be OfficeMax, as a strong independent Company in the office products distribution center, and we placed our Paper & Forest Product assets in the hands of the management team focused on those businesses. In the process, we were realized some very significant value for our shareholders’. With that overview, we would now be pleased to take your questions.

QUESTION AND ANSWER

Operator

 At this time, I would like to remind everyone in order to ask a question, please press star one on your telephone keypad. We’ll pause for just a moment to compile the Q&A roster. Your first question comes Kevin Cowen (ph) with CSFB.

Kevin Cohen - CSFB - Analyst

 Good morning. Thanks and congratulations on completing this strategy review. If you can just expand upon how the company will take out the noncallable debt and the timing that would be great? Thanks.

George Harad - Boise Cascade Corporation - Chairman & CEO

 Ted, you want to comment on the process?

Theodore Crumley

 Yes, we haven’t, obviously, fully laid out the process shift, but we have in our $2.3b worth of debt, we have a significant portion to that debt that we can easily get to, if you look at our financial statements we’ll be filing before the end of June second quarter; we have $700m to $800m within the short-term debt, our revolver — our revolving credit agreement — other agreements that we can pay down immediately. We also have some term debt that is coming due in 2005 and the short-term that obviously we will be able to get to quite easily. The remainder of the debt that we wish to pay down, will be looking at obviously, market conditions, the particulars of the debt. We’ll probably going to the market tender for that and there obviously would be some cost to bring that debt indicated us down to the capitalization levels that we’ve shown here in the presentation.

 Kevin Cohen - CSFB - Analyst

 Great. Thanks a lot. I appreciate it.

Operator

 Your next question comes from the line of Mark Connelly with CSFB.

 Mark Connelly - Credit Suisse First Boston - Analyst

 Thank you. Just a couple of quick things. First, will there be any compensation program changes that OfficeMax now that this thing is all worked out or is everything that’s have been put in to place staying? Second, the equity investment, can you give us some flavor as to why you are maintaining that equity stake, I know we’ve seen Madison Dearborn do that before? And the last question is with respect to the underfunded pension, can you tell us what’s happening with pension plan? I see the $200m, I’m wondering about the rest of it?

 Theodore Crumley

 Sure. Let me take it in reverse order, if I could. With respect to the pension plan, Madison Dearborn or Boise Cascade, L.L.C., new to for me to say that. We’ll take virtually all of the current and active employees in the businesses they are buying, and for the salaried employees, we will transfer both the pension liabilities for those active employees, and assets roughly equivalent to that liabilities. So that the pension plan for the active employees will be fully funded on the closing. On the OfficeMax side, we will have an underfunded plan on the order of about $150m to $160m, but remember that OfficeMax froze its defined benefit plan at the end of 2004. And so it is no longer accruing new liabilities under that plan. What was the second part of the three parts, Mark?

 Mark Connelly - Credit Suisse First Boston - Analyst

 The equity investments?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Yes. Well, we are making an equity investment first of all because we think it will be a good investment. We think that as many of you do that the paper cycle is just beginning to turn up and we are looking forward to seeing some return on what will obviously be a leveraged investment. What I would also tell you that we have an interest in a smooth transition here because Boise Cascade, L.L.C. will be a major supplier to OfficeMax, and that relationship is very important to both the companies. Finally, with respect to the compensation benefits programs on OfficeMax. Chris?

 Chris Milliken - Boise Cascade Corporation - President & CEO, Boise Office Solutions

 We don’t see any change in the compensation at this time.

 Mark Connelly - Credit Suisse First Boston - Analyst

 Perfect. Thank you very much.

Operator

 Your next question comes from Joe Stivaletti with Goldman Sachs.

 Joe Stivaletti - Goldman Sachs - Analyst

 Yes. Hi. I just wanted to follow-up one question on the debt side. You show that you are going to leave $200m to $300m of debt outstanding after the fact. Is there other specific features of your debt structure that you are looking to leave outstanding that would make up that amount?

 Theodore Crumley

 Yes. This is Ted again. Yes, I think as we look through our entire portfolio, there are some pieces of debt that obviously either because of their nature and also because of the coupon on them. It is unlikely that we would bring those in and as you know from past experience that in a tender we may not be able to attract all of any particular issue back in. So, that’s an estimate not of so much of specific debt as where we would like to see this capital structure end up at the end of the day, and it will be a mix of pieces of the debt portfolio.

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Yes, I would add without making a forecast that if you look at the guidance we have given, we would expect OfficeMax in 2004 to be cash flow positive. If we hit our synergy targets and integration costs keep continue to come down it will become even more cash flow positive next year, and so we don’t think that that debt level of debt would impede in any way OfficeMax’s ability to manage its affairs and to reinvest for growth.

 Joe Stivaletti - Goldman Sachs - Analyst

 So, the — there is no specific line item, no specific bonds, or revenue bond, or particular coupon and particular issue that you are planning to leave outstanding, you know that you just say we don’t bother to take that out. You think it is a case that margin ends will remain outstanding and that will make up the $200m to $300m.

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Yes. It is potentially both, I wouldn’t identify at this time any particular issue that where we would leave the outstanding.

 Joe Stivaletti - Goldman Sachs - Analyst

 I guess, just finally on that. I mean the bonds you issued back in October, is it your interpretation under the covenant that you would have to look to take all those bonds out as a part of this transaction?

Chris Milliken - Boise Cascade Corporation - President & CEO, Boise Office Solutions

 Yes. They would — obviously the sheer size of lows and those bonds were issued with the understanding among ourselves that we had this objective to deliver fairly quickly. So, obviously those bonds would be ones that would be likely in the portfolio.

 Joe Stivaletti - Goldman Sachs - Analyst

 You mean likely it will be taken out?

 Chris Milliken - Boise Cascade Corporation - President & CEO, Boise Office Solutions

 Should be, — should be taken out. Yes.

 Joe Stivaletti - Goldman Sachs - Analyst

 Okay. Thanks a lot.

Operator

 Your next question comes from the line of Gal Glyderman (ph) with UBS.

 Gal Glyderman - UBS - Analyst

 Hi. Thank you. Just a couple of quick questions. George, could you please explain exactly what your role will be as the Executive Chairman?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Yes. Well, first of all I’ll obviously Chair Board meetings and oversee the governance process of the Company. Chris will be the CEO, and we’ll run the Company, and I will assist in the transition, as we deal with the residual issues from the sale of the assets and put in place the full corporate organization that we are going to need to have, which — most of which exists in Office Max today, but some parts of which will have to be supplemented.

 Gal Glyderman - UBS - Analyst

 Okay. Is there a set time frame for that or?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 That’s not been established yet. But it will be a transitional role.

 Gal Glyderman - UBS - Analyst

 Okay. Are there any requirements in terms of regulatory approval etcetera, that could push back the closure date in November or what type of approvals do you need?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Well, without tying to give a legal opinion here, we obviously would need to have antitrust approvals both here and in a couple of overseas countries like Brazil. But, we don’t see any issues with respect to that, and there are normal closing conditions. But again we think the risk of any of those intruding is relatively small.

 Gal Glyderman - UBS - Analyst

 Okay. Thank you very much.

Operator

 Your next question comes from the line of Mark Weintraub with Buckingham Research.

 Mark Weintraub - Buckingham Research Group - Analyst

 Thank you. Could you just go through any tax implications, on the way that you have structured the deal?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Ted?

 Theodore Crumley

 Yes. It’s obviously the — this is all preliminary estimates. But if we look through the assets that we are selling, obviously, the basis in our timberlands, from a tax standpoint, actually on a book standpoint is quite low relative to today’s market values. So, that’s one thing that we have concentrated on. As George touched on, we would plan to use the installment note structure, with those timberlands in order to defer taxes. On the rest of the assets, there are obviously some assets that there will be tax gains on. At this point in time, we still have an annual carry forward that we have to utilize. So our objective at the end of the day is, that the actual cash taxes from the transaction would be relatively modest, on the front end of the transaction, and it will give — If you look at our balance sheet, and see the deferred tax benefits and liabilities on the balance sheet. And as I said, we also have well over $100m worth of NOLs depending on the exact timing of the closure.

 Mark Weintraub - Buckingham Research Group - Analyst

 So, can you give us any initial estimate on how much a deferred tax increase there, might be related to the transaction?

 Theodore Crumley

 I haven’t worked through all of the entries, because obviously, it’s not just the transaction, but it’s — it will impact the historical carrying assets and liabilities, as far as taxes are concerned on our assets, and so we will have to — we will be working through those estimates in the coming weeks.

 Mark Weintraub - Buckingham Research Group - Analyst

 Okay. And just separately, I believe, you had about $180m of cash at the end of the last quarter?

 Theodore Crumley

 That’s correct.

 Mark Weintraub - Buckingham Research Group - Analyst

 Is that still a good cash number to be using or is some — is that going to change in the midst of these transactions?

 Theodore Crumley

 I believe the on going cash requirements of the OfficeMax business will be lower than that. That was the case we were carrying at the end of June that was necessary to operate the entire company including the forest products side. So, I would expect that to come down. I think, in January — we talked about the OfficeMax, Office Solutions business and you know a rough estimate would be that — $125m or so would probably be a good operating cash number.

 Mark Connelly - Credit Suisse First Boston - Analyst

 Okay. And then lastly, Chris you reaffirmed the OfficeMax guidance for ‘04. Does that include corporate? Or is — are there going to be corporate allocations that aren’t captured on that slide?

 Chris Milliken - Boise Cascade Corporation - President & CEO, Boise Office Solutions

 There will be some additional corporate expense that will be put into OfficeMax or let’s put it this way, reside in OfficeMax once the Forest Products assets are sold off. Our best guess at this point is it’s about $10m.

 Mark Connelly - Credit Suisse First Boston - Analyst

 Okay.

 Chris Milliken - Boise Cascade Corporation - President & CEO, Boise Office Solutions

 Annually. On an annual basis.

 Mark Connelly - Credit Suisse First Boston - Analyst

 Great. Thanks very much.

Operator

 Your next question comes from the line of Steve Chercover with D.A. Davidson.

 Steve Chercover - D.A. Davidson - Analyst

 Good morning. Yes, my questions are also with respect to tax, and I guess they have been answered. But, were there any write-downs or would they’ve already been disclosed in this?

 Theodore Crumley

 We will take care of any issues; we’ll obviously be going through all the assets making allocations, which would be necessary both from a book and a tax standpoint. And as there are obviously pluses and minus in our entire portfolio. So, that will all be taken care of in the transactions if there are any write-downs that are required.

 Chris Milliken - Boise Cascade Corporation - President & CEO, Boise Office Solutions

 And I think, it’s fair to say at this point and again we are estimating some things depending on when the business closes and so on — when the transaction closes. But at this point, on the initial transaction, we would expect to be around breakeven to small profit and then we would expect to incur some expenses as we brought some of the debt back. And — so, overall we are thinking of this as a kind of a breakeven transaction from a book basis.

 Steve Chercover - D.A. Davidson - Analyst

 Pretty fair to say to say — I recognize that it’s not carved in stone, but the 3.1 to 3.2 there would be no share or anything left over?

 Chris Milliken - Boise Cascade Corporation - President & CEO, Boise Office Solutions

 I don’t know what you mean by —

 Steve Chercover - D.A. Davidson - Analyst

 Sorry. That wasn’t a very articulate way of putting it, but it’s going to be quite clean. One other question. Is it possible to give some sort of provisional ex-dividend date if you chose to, in fact, distribute the cash in that fashion?

 Chris Milliken - Boise Cascade Corporation - President & CEO, Boise Office Solutions

 No. I think it’s premature to do that because again, we are not even sure at this point what the exact closing date will be. Obviously, we would like to move this along as quickly as possible, but there are some long lead-time items. We are selling 2.3m acres of timberland, and we need to get deeds and title work done on all of that property.

 Steve Chercover - D.A. Davidson - Analyst

 Okay, final question. It sounds like the ongoing Boise LLC will be intact, but if Madison Dearborn were to decide at some stage to start to monetize timberland or sell off various assets, is that their prerogative? And do you some how benefit through your equity ownership?

 Theodore Crumley

 Well. We would have the same results that MDP would have. Although obviously, our share of the company would be smaller. And — you know in terms of what their plan is — their initial plan is to operate the business, whether they make other decisions in the future, you kind of, have to talk to them, once they got — once the transaction is closed and they’ve got their management structure in place.

 Steve Chercover - D.A. Davidson - Analyst

 Okay thanks. Congratulations.

 Chris Milliken - Boise Cascade Corporation - President & CEO, Boise Office Solutions

 Thank you.

 Chris Milliken - Boise Cascade Corporation - President & CEO, Boise Office Solutions

 Your next question comes from the line of David Cohen with Farallon Capital.

 David Cohen - Farallon Capital - Analyst

 Good morning. First of all, George, really I just wanted to thank you and congratulate you. It was an amazing transformation of the company, very bold decision, I think obviously, very right and hats off to you for taking and making these tough decisions.

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Thank you, David.

 David Cohen - Farallon Capital - Analyst

 And second question was, I assume you won’t comment on what percent of the equity of LLC will own or any other capital structure that I’ll see?

 Chris Milliken - Boise Cascade Corporation - President & CEO, Boise Office Solutions

 Well, actually our $175m will be divided into two pieces, and the first piece would be about a $110m of common equity, which would represent just a little under 20% of the Boise Cascade, L.L.C., and we will then have about $65m in a Class A stock which would have a pegged dividend but certain rights, priority rights and distributions.

 David Cohen - Farallon Capital - Analyst

 Right. And then, secondly, if you could talk a little about building products and what happens with the building products division, it’s not really mentioned?

 Chris Milliken - Boise Cascade Corporation - President & CEO, Boise Office Solutions

 No, the building solutions business also is being acquired by BC, L.L.C. So, it’s all of the paper and forest products side of the business.

 David Cohen  - Farallon Capital - Analyst

 And that includes the distribution side of building as well?

 Chris Milliken - Boise Cascade Corporation - President & CEO, Boise Office Solutions

 Yes, it does.

 David Cohen - Farallon Capital - Analyst

 And, I mean lastly I wondered if you could just comment on — you made a comment that its,` we are selling the business, but yet it’s quite an attractive piece to earn equity.` This is a sort of contradictory but not necessarily, if you could just reconcile it, how you are thinking about it?

 Chris Milliken - Boise Cascade Corporation - President & CEO, Boise Office Solutions

 Well, first of all, we think that the strategic clarity that this brings to the company is, it creates some value and the direction we want to take the ongoing company. But I think that, given the leverage on this and the timing of it in the upcycle, if there is some return to be gained, we want that to be available to our shareholders. So, we thought carrying a small residual investment in the company would be a good way to assure that we can capture some of that upside. And as I said the relationships between these two companies will still be quite significant until this provides us with an opportunity to have some ongoing dialogue with a major supplier.

 David Cohen - Farallon Capital - Analyst

 Excellent. Thank you and really congratulations to you and the Board and everyone in building, incredibly bold decision, I think the right one.

 Chris Milliken - Boise Cascade Corporation - President & CEO, Boise Office Solutions

 Thank you.

Operator

 Your next question comes from the line of Donald Lipkin with Bear Stearns.

 Donald Lipkin - Bear Stearns - Analyst

 Good morning. I’m concerned with the tax exempt debt, that the company has outstanding there, maybe 13 or more series of tax exempted that you either guarantee or issued for you and I was wondering, are you retiring all that debt?

 Theodore Crumley

 Well, there is a — if you are referring to — we have some industrial revenue bond with debt with certain of the facilities. Again, we’ll just look at that as part of the portfolio, some of that debt, we will be able to retire, I think very effectively and some of that we will look at and it depends on the restrictions around the individual debt pieces and the cost of bringing that in. So, as I said before I haven’t identified specifically the pieces of debt that were likely to be left in OfficeMax’s structure at the end of the day. But we will try to work through the repayment of that debt as efficiently as possible. The repayment of that debt as efficiently as possible.

 Donald Lipkin - Bear Stearns - Analyst

 But it wasn’t either retired or deceased, it would stay with OfficeMax it wouldn’t go with the leverage density?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Yes, that is correct.

 Donald Lipkin - Bear Stearns - Analyst

 Okay, I just wanted to make sure of that. Great, thank you very much.

Operator

 Your next question comes from the line of Mark Hebbel (ph) with Barclays.

 Mark Hebbel - Barclays - Analyst

 Yes, very good morning, and again congratulations also. I was wondering if you had a chance to speak with the agencies about this event today and what your long-term rating goals are?

 Theodore Crumley

 We are — this is Ted again. We obviously when we began this process and with the completion of the OfficeMax acquisition a year ago or less than a year ago, we spent time with the agency explaining the long-term objectives of the Company, explaining the long-term capitalization that we would like to see it have. So, they are well aware of where we are headed and what our goals are. Obviously, with the announcement of the transaction this morning, our Treasurer is speaking with them to reinforce where we are headed and some more specifics on how we will get there. But you can see from the capitalization that we put in the slide, that what we are trying is to make certain that OfficeMax, if you will comes out of the box with strong capital structure they can compete with. We understand they have a significant amount of their facilities that are leased and we’ve also obviously shared that information with the agency. We would not expect — although they would always be hopeful we do not expect day 1for it to be an investment grade entity, but I think in very near term given the growth in the entity and the strong cash flows and the very modest term debt that we plan to have in its structure, so that’s definitely a goal for us.

 Mark Hebbel - Barclays - Analyst

 Okay. Thank you.

Operator

 Your next question comes from the line of Bryan Gallot with Gunnison. (ph)

 Bryan Gallot - Gunnison - Analyst

 Great. I would also like to extend my congratulations like the earlier caller. I just have a couple of quick questions for you. One is the timing and method of cash distribution I know you obviously are not going to outline the details specifically, but is it your intention to kind of do this over time or within several months of closing, regardless of whether you choose it to do a tender or dividend method?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 This is George. Obviously we aren’t going to be able to do much of anything expect do some pre-positioning perhaps before the close. After the close, I guess the best way to say it is, we would like to move as expeditiously as possible, but we certainly don’t want that to cause unnecessary expense. So, if you thought of — over a period of several months following the close, that would probably be our objective, although I don’t think — at this point I would like to be pinned down on those specific timeframe.

 Bryan Gallot - Gunnison - Analyst

 That makes sense. It just sounds like that would be more in large transactions as opposed to kind of an ongoing buyback, which could take time in, the market may view may or may not happen.

 George Harad - Boise Cascade Corporation - Chairman & CEO

 I don’t think that at this point I want to comment any further than I already did.

 Bryan Gallot - Gunnison - Analyst

 Okay, great. The last question was just in response to the earlier question on pension. The pension liability for retired employees, did that stay at OfficeMax?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Yes it does.

 Bryan Gallot - Gunnison - Analyst

 What would the size of that be?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Well, the pension assets and liabilities for both retired employees and active employees whose benefits have been frozen under the existing plan will result at the closing in roughly $150m to $160m under funded position. And I say roughly because again we are guessing at the timing and what the returns and the plan maybe between now and then.

 Bryan Gallot - Gunnison - Analyst

 Okay. And that’s what you outlined on page 8 as debt?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Exactly.

 Bryan Gallot - Gunnison - Analyst

 Okay. Thank you.

Operator

 Your next question comes the line of Rod Levy with Leeborg Limited Partners.

 Rod Levy - Leeborg Limited Partners - Analyst

 Yes, good morning. You already answered the question in part, but I guess I was looking from a shareholder perspective — as a BCC shareholder, what do you think I could expect to receive, in as much detail as you can outline, after the close of the transaction from a cash in OfficeMax shares perspective?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Well, obviously your Boise shares will convert, if that’s the right word, they will become OfficeMax shares. Essentially it’s the same corporation, we’re simply changing the name. In terms of direct proceeds in distributions, I really can’t comment on that other than the guidance we’ve given and say that at the end of the day, we hope to have between $800m and $1b to return to shareholders, whether preferred or common shareholders.

 Rod Levy - Leeborg Limited Partners - Analyst

 Right, okay. Thank you very much.

Operator

 Your next question comes from the line of Nathaneal August with Kay Capital. (ph)

 Nathaneal August - Kay Capital - Analyst

 Hello, good morning and congratulations. To echo few other callers, I think this is great news. I wanted to ask a few questions on this return to capital to shareholders. Have you considered a tender offer?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Well, actually we haven’t gone that far in our thinking. I think that what we will do is, as the time draws closer, we will figure out what the best way is and the best form is to return that money to shareholders in a very efficient manner.

 Nathaneal August - Kay Capital - Analyst

 Okay. And on the $65m of Class A stock that you are going to own, are you going to own that side by side with MDP or is it that just a special class that’s created just for you?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 That is a special class.

 Nathaneal August - Kay Capital - Analyst

 Okay, and then to understand you are going to get another $150m of cash from the timber notes that you are going to monetize at their close, is that right?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 No. If I understand your question correctly, Ted you want to?

 Theodore Crumley

 No, actually what we’ve shown on the schedules is the non-cash portion that we would expect on the front-end from the timber notes. In other words that’s our retained interest in the timber notes. We would expect to monetize the remainder of those, as Stewart said, approximately 90%.

 Nathaneal August - Kay Capital - Analyst

 Okay, so the $165m, is the 10% of that?

 Theodore Crumley

 Yes, it is the retained interest.

 Nathaneal August - Kay Capital - Analyst

 Okay, and the $200m to $300m of transaction costs, does that include debt tender costs and premiums that you’d need to pay on the debt?

 Theodore Crumley

 No, but on that particular schedule, that $200m to $300m includes transaction related fees; there’s some state and local taxes; excise taxes in some states, there are obviously some human resource costs in that. So that does not include the tender costs.

 Nathaneal August - Kay Capital - Analyst

 Okay, and have you retained any building or forest product type assets like, I don’t know, the wood and plastic mill that you own or anything like that?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Yes, there are two Building Solutions assets that are not part of the sale. One is, our architectural products business located in Elma, Washington. That business will be managed by Boise Cascade LLC under a management contract, and as those of you who followed the Company know that facility is still on the process of start-up, and as it starts up and starts to run at expected production levels, we’ll want to see what alternatives we have available to us. But that would not be a long-term asset for office management. The other asset is a series of timberland parcels in Idaho, where we were in the process of monetizing those parcels as higher and better used lands, and we simply excluded them from the sales so that we’ll go ahead and complete those transactions.

 Nathaneal August - Kay Capital - Analyst

 And could you give me an approximate value on the HBU land?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Well, we’ve got about 6000 acres, we have bids outstanding, and we haven’t gone through the process of bidding and closing all the bids. So, I think it would be premature to announce a number.

 Nathaneal August - Kay Capital - Analyst

 Okay, great. Again congratulations. We think this is a terrific transaction with the Company.

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Thank you.

Operator

 Your next question comes from the line of Al Marino (ph) with Citigroup.

 Al Marino - Citigroup - Analyst

 Hi. Will any existing Boise debt consumed by the acquiring LLC?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 If I heard your question Al, it was whether any existing Boise debt will be acquired by LLC? And the answer is no.

 Al Marino - Citigroup - Analyst

 Okay. Thank you.

Operator

 Your next question comes from the line of Peter Ruschmeier with Lehman Brothers.

 Peter Ruschmeier - Lehaman Brothers - Analyst

 Thanks. Good morning. Not to be redundant, but congratulations. You’ve really been working on a lot of transactions. Most of my questions are answered. I was curious, is there a break-up fee and if so how much?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 There is a break up fee, under certain conditions related to what you would know as a fiduciary out, which is to say, if we got a competing offer and the board decides that it is superior, we would pay a fee. There is also a liquidated damages clause in certain events of MDP does not fulfill its obligations to close.

 Peter Ruschmeier - Lehaman Brothers - Analyst

 Okay. And just along the lines of a potential bid from another competitor, can you comment, George, on your thought process, as you look at this, and obviously competitors had plenty of time to step forward but, may be just elaborate on why this is going to a financial buyer versus a strategic buyer that could have arguably offered more in the way synergies?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Well, we had as we’ve told people over the course of this process a number of different alternatives that we evaluated and on balance we think this is the best transaction for our shareholders. It certainly has the value of a single transaction and creating certainty for both shareholders as well as other constituencies including our customers. And I think that, that influenced the decision as well as the fact that we think it is a very good valuation for the assets that we’re selling.

 Peter Ruschmeier - Lehaman Brothers - Analyst

 Okay, I want to come back to the $800m to $1b that you’ll return to shareholders. I know you can’t comment on specifics, but can you help us to better understand the flexibilities that you have, is it fair to assume that you could go to one extreme and dividend the whole amount out and you could go to the other extreme and do a Dutch tender or sometime of purchase of shares and that there is not any limitations that you know of to prevent you from swinging between those possible outcomes?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Well, at this point we think that all the alternatives are open to us and obviously what we’re looking for is as we get closer to the time to figure out what the most effective way is to deliver that cash both for the shareholders receiving it and for the benefit of the shareholders continuing as investors?

 Peter Ruschmeier - Lehaman Brothers - Analyst

 Okay, and lastly if I could, can you elaborate on either a selection process of Tom Stevens I guess that was an Madison Dearborn decision and whether there are other meaningful management changes anticipated or is it expected that this is going to be a fairly seemless transition?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Well, the selection of Tom Stevens obviously was Madison Dearborn’s choice and you should talk with them about that. We obviously think that Tom is very experienced executive in the business and will do a good job. We do expect that the majority of our management will be hired by L.L.C. and will continue on in roles, but obviously individuals will be able to make their own choices, as we go forward, and at this point we really can’t announce exactly what the management structure will look like.

 Peter Ruschmeier - Lehaman Brothers - Analyst

 Is it possible to comment on whether there are any types of parachutes, so to speak, that would make it — provide an extra layer cost that could be out there?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Well, there are retention agreements that we will be entering into with executives and both at the officer level and the key executive level. That are also included in that.

 Theodore Crumley

 These are franchise fee taxes.

 George Harad - Boise Cascade Corporation - Chairman & CEO

 And those are the three major buyers (ph) .

 Peter Ruschmeier - Lehaman Brothers - Analyst

 Thank you.

Operator

 Your next question comes from the line of Bill Hoffman with UBS.

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Hello, Bill.

Operator

 Mr. Hoffman your line is open. He is not responding. We will go to the next question, sir. And that is from the line of Jeremy Lester (ph) with SAC Capital.

 Jeremy Lester - SAB Capital - Analyst

 Yes, that’s actually SAB Capital. Hi, guys. Just a few questions. On the tax side, what you’ve said is not supposed to be significant, is that kind of under a few $100m or is that under $50m, just kind of in the realm of what sort of expectations are there?

 Theodore Crumley

 Yes. This is Ted. When I talk about the tax and talking about the initial cash cost of the transaction, and we see that is being more or like the second — under a hundred million and, remember that we also — as I said we have well over $100m of NOLs, we also won an A&G positions, so obviously, there will be some cash tax due on the transaction, we believe but we — it’s barely minimal compared to the size of the transaction.

 Jeremy Lester - SAB Capital - Analyst

 Do you think net of the NOL it’s under $100m, is that a fair statement?

 Theodore Crumley

 That’s probably in the range, I don’t have it, actually I have calculation that, is that accurate at this point of time, but I think that’s a fair estimate.

 Jeremy Lester - SAB Capital - Analyst

 Okay, and then on the pension side, sorry, I know you talked about this, but, the numbers that are out there, you put out there for OfficeMax funds, OfficeMax trying about $150m, $160m. I know you are going to be funding $200m into it. The unfunded amount though as of the end of the year was, it was like $460m—?

 Theodore Crumley

 Right.

 Jeremy Lester - SAB Capital - Analyst

 So what happens to that other $100m, I guess—?

 Theodore Crumley

 Well, let me give you just the little more of the detail on there. You are correct. The difference between the projected benefit obligation at the end of the year and the assets was approximately $460m, sure above. We have been making contributions during the first part of the year 2004, and obviously, we’ve been paying benefits. In the George’s point, we’ve made some changes in the plan on a go forward basis. And so, if you take that year-end number adjusted for results of the first half of the year, we are making a contribution in this plan of approximately $200m and basically the time that the deal is consummated the liability will be on the ABO basis, accumulated basis in the post projected basis and the resulting approval of assets against that adjusted for the amounts that are transferred to the buyer will leave us with the $150m to $160m among the underfunded position. The point on that is though that there are adequate assets in the plan and the benefit that accruals are frozen and so the plan assets should definitely have the ability to earn an adequate return to cover that underfunding.

 Jeremy Lester - SAB Capital - Analyst

 Okay, great. And then, the other benefits obligation I hope that, is that — should that stay static, and stay with the new OfficeMax?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Well, that the new — I’m sorry, say that question again?

 Jeremy Lester - SAB Capital - Analyst

 Yes. The other benefits, I would assume is mostly health care constants going forward that was $110m underfunded by the end of ‘03?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Yes, I think some of that is actually accrued liabilities for active employees, it will be transferred to the Boise Cascade, L.L.C.

 Jeremy Lester - SAB Capital - Analyst

 So there will be a separation?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 And there will be a separation of that liability.

 Chris Milliken - Boise Cascade Corporation - President & CEO, Boise Office Solutions

 So, the amount remaining on OfficeMax will be less?

 Jeremy Lester - SAB Capital - Analyst

 Some portion of that $110m.

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Yes. That’s correct. They will be in lieu of long-term incentives that the company normally would grant at this time. On the Office Solutions, OfficeMax side of the business, there will also be a long-term incentive offered to the employees, but it will be of a more traditional sort because that group of employees is in an ongoing and stable situation.

 Alan Hunt - Provident Investment - Analyst

 Okay. Thanks and congratulations.

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Thanks.

Operator

 Your next question comes from Mark Wilde with Deutsche Bank.

 Mark Wilde - Deutsche Bank - Analyst

 Good morning and again congratulations. I wanted to talk a little bit about the timber installment notes. Can you first of all give us any sense of tenure on them?

 Theodore Crumley

 Yes. This is Ted again. I wouldn’t give you the specifics, because we have not finalized those nor offered them obviously at this point. Installment note — timber installment notes that have been done in the past have been typically 10 to 15 year tenure. And so I would see that what we will do — would accomplish would be very much in line with what has been happening in the past.

 Mark Wilde - Deutsche Bank - Analyst

 Okay. And Ted just kind of backing into from your 90% number and then that $165m, is it fair to assume that Timberland and the deal is valued at somewhere around $1.8b?

 Theodore Crumley

 No, 10% divided into $165m is 1.65, but that number is also I think misleading Mark in a sense that you have to view this as an overall evaluation and obviously Madison Dearborn and ourselves were looking for opportunities to benefit in terms of allocation of value on their side and tax minimization on our side.

 Mark Wilde - Deutsche Bank - Analyst

 Okay. And just a follow-up on that tax minimization George, if Madison Dearborn monetizes some of this Timberland over the next couple of years whether it’s in a straight sale or maybe they are looking at an alternative ownership structure, can you talk about what tax consequences that you may have for OMX?

 Theodore Crumley

 Yes. This is Ted again. If you think about Boise’s or OfficeMax’s retained ownership — that retained ownership is in the Timberland notes not in the Timber itself. The Madison Dearborn, Boise Dual (ph) L.L.C., actually owns the Timberland.

 George Harad - Boise Cascade Corporation - Chairman & CEO

 In other way we believe that post-closing and post-monetization of the notes, actions by MDP will not affect the tax status of the notes.

 Mark Wilde - Deutsche Bank - Analyst

 That’s the key question. Okay. Thank you very much.

Operator

 Your next question comes from the line of Alan Hunt (ph) with Provident Investment.

 Alan Hunt - Provident Investment - Analyst

 Hi, this is Alan. I had a question on the transaction-related issues and you’ve talked about that briefly before, but could you give a little more detail? It seems like kind of a large number. Do you have an approximate break down of what the fees and HR costs are?

 Theodore Crumley

 This is Ted again. I would just not go through all the pieces of that I touched on the pieces, but not the quantification. Their fees in the transaction, I think you will find when we finish this transaction. They are very typical for a transaction of this size, but obviously there are certain primarily HR costs that because of the separation of the employees that those will in effect be have to be settled after closing. And then also as I said there are some fairly significant taxes at the local level primarily on the transfer of Timberland — of real property.

 Alan Hunt - Provident Investment - Analyst

 Okay, great. Thanks a lot. Congratulations.

Operator

 Your next question comes from the line of Craig Brandon (ph) , with Eden Bank (ph) .

 Craig Brandon - Eden Bank - Analyst

 Hi. My questions have already been answered. Thanks.

Operator

 Your next question comes from the line of Brad Carlson with Idaho Business Review.

 Brad Carlson - Idaho Business Review - Analyst

 Thank you. At the headquarters, how much has employment changed recently, and how much will it change as the transition is completed. Also, can you give any details about any severance packages and the cost of those? Thank you.

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Well, let me try the first part of that. I don’t think that we’ve had anything other than normal turnover over the course of the last year. As we’ve looked at these alternatives, I think that is frankly a credit to our employees and their loyalty to the Company and dedication to the Company. On the close of this transaction, Boise Cascade LLC expects to hire virtually all of the employees. I think there may be some few who will transfer to, or stay with, most precisely said, OfficeMax and some who will be here only for the transition and then their positions will be eliminated but I think that will be a relatively small number. And in terms of the cost of all that, I think it is hard to predict until we know exactly what the numbers would be, but we will be talking with employees today about what severance policies will be in place for employees whose jobs might be affected by the transaction.

 Brad Carlson - Idaho Business Review - Analyst

 Thank you.

Operator

 Your next question comes from the line of Noah Eclaise (ph) with Globus capital.

 Noah Eclaise - Globus capital - Analyst

 Can you guys talk about what the corporate expense will look like for OfficeMax a year or two out, not having to have the Boise headquarters on its P&L. Thanks.

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Yes, Noah, I am not sure what it would be a year or two out, but I think we said earlier that if, some costs are already allocated to the segment. So that if you took the segment expense and added roughly $10m plus or minus on an annual basis, we think that is a pretty good estimate of the incremental cost that this segment would bear when it converts to being BoiseMax Corporation. Well, excuse me, OfficeMax Corporation.

 Noah Eclaise - Globus capital - Analyst

 Thanks.

Operator

 Your next question comes from the line of Michael Baker with Deutsche Bank.

 Michael Baker - Deutcshe Bank - Analyst

 Hi thanks. I was looking at it from the retails perspective on the OfficeMax side. Does this transaction change your outlook at all with respect to the ultimate growth opportunity in the retail business, number of stores that are said, out to open and are there any more stores to close?

 Theodore Crumley

 No, I don’t think it changes the outlook at all. In fact, I think it strengthens the outlook, and we don’t anticipate any additional closures other than our normal planning cycle that we have in place right now.

 Michael Baker - Deutcshe Bank - Analyst

 So when you say it strengthened the outlook, the potential to reaccelerate the number of stores that you opened, is that a fair statement?

 Theodore Crumley

 Yes.

 Michael Baker - Deutcshe Bank - Analyst

 Okay. We talked about what your square footage percent maybe in terms of growth over the next couple of years or is that still—?

 Theodore Crumley

 We haven’t decided that yet. That is out for debate as we talk right now.

 Michael Baker - Deutcshe Bank - Analyst

 Okay, and thanks, and if I could one more, just a quick question. Is this offering profit in EBITDA numbers that you outlined earlier in the presentation, are those before or after the expected synergies integration cost and the pamlink (ph) corporate overhead addition that you spoke about?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 The numbers that Chris talked about, included the synergies and the integrations that we have described previously for the business on its own, but it did not include any additional corporate overhead costs.

 Michael Baker - Deutcshe Bank - Analyst

 Thanks, thanks a lot.

Operator

 Your next question comes from the line of Tom Yanko (ph) with Morgan Stanley.

 Tom Yanko - Morgan Stanley - Analyst

 Hi guys, most of my questions have been answered. I was wondering if you could tell me what the book tax rate on OfficeMax, is going to be, going forward?

 Theodore Crumley

 This is Ted again. I don’t have a numbers exactly, but given their mix of foreign and domestic, I think that rate that we are using currently in the 35% to 36% rate, is probably still a good estimate.

 Tom Yanko - Morgan Stanley - Analyst

 Okay, and on the Boise LLC capitalization, I think you said that your $110m investment would be a little less than 20% of the pro forma comment?

 Theodore Crumley

 Correct.

 Tom Yanko - Morgan Stanley - Analyst

 And, that would imply that there is going to be about 15% common equity in that deal, which to me looks a little skinny and I was wondering if you can give us a little detail on the pro forma capitalization of the LLC?

 Theodore Crumley

 Well, I’d really refer that question to Madison Dearborn. I think that they obviously are working hard on the capital structure. But remember that in addition to the common equity, there would be our Class-A equity.

 Tom Yanko - Morgan Stanley - Analyst

 Okay.

 Theodore Crumley

 Which would change the ratio a little bit from the number, you just calculated.

 Tom Yanko - Morgan Stanley - Analyst

 Okay, and what would you tax basis be, in your equity investment in the LLC?

 Theodore Crumley

 It would be a 100% of the investment, base value, to start certainly.

 Tom Yanko - Morgan Stanley - Analyst

 Okay.

 Theodore Crumley

 Because, it’s a reinvestment. We get the cash first and put the money back in.

 Tom Yanko - Morgan Stanley - Analyst

 I understand. I didn’t know if you somehow transferred some basis, send some other assets into the equity investment, which would give you the lower tax basis?

 Theodore Crumley

 No, but let me clarify, obviously, I mean, getting in the technical and the tax, but, that you go through the transaction, the gains and loss on the transactional basis and then there is the deferral of any gain or loss on the portion that we retain in ownership, that has — but I think face value is the way to look at the investment base in those assets.

 Tom Yanko - Morgan Stanley - Analyst

 Great, thank you.

Operator

 The next question comes from the line of Era Sock (ph) with Severan Revolt Capital (ph) .

 Era Sock - Severen Revolt Capital - Analyst

 Hello, just a question regarding your $1.8b to $1.9b of debt retirement and repurchases. Is that inclusive of totalities and premiums, or is that just the principle amount of debt?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 That is basically the principle amount of debt.

 Era Sock - Severen Revolt Capital - Analyst

 Okay, thank you.

Operator

 Your next question comes from Henry Levan (ph) with John. A Levan (ph) and Company.

 Henry Levan - John A. Levan and Company - Analyst

 Thank you. I just came online, in middle of the pension question. I want to just confirm that in fact (ph) there is some of your obligations, which are being assumed, attention wise then you will left with roughly a $160m of cumulative benefit obligation, in which and that’s after the repayment of the $200m or so, and you say, have asset — sound like they’re assets sufficient to cover that. Is that correct?

 Theodore Crumley

 No, let me —

 Henry Levan - John A. Levan and Company - Analyst

 I apologize.

 Theodore Crumley

 No that’s fine. I have to make to you (ph) exactly clear. The 150 to a 160, is the under funded position. There will be obviously be more, there will be an ABL liability and their assets, that will be retained by OfficeMax, the 150 to 160 as an under funded, but, I said with a frozen plan, we feel comfortable at the plan assets that give the ability to earn, to cover the cumulative benefit obligation.

 Henry Levan - John A. Levan and Company - Analyst

 I’m — to the — you are paying down — in the slide show there is page eight, there is $200m of pension funding that’s got to be taken care of?

 Theodore Crumley

 Right. In other words what I was reconciling a little earlier before you came on was the — at the end of the year — last year we had approximately a little over $1.7b projected benefit obligation for all of the employees and we had $1.273b of assets. During these transactions we made additional contributions to the plan that we talked about, we will separate the active employees, the assets and liabilities that move with them. At the end of the day we will retain unaccumulated benefit obligation for retirees and the remaining employees with OfficeMax and the assets to go with that and the difference we expect, we’re estimating will be about a $150m to $160m of underfunding at the end of the transaction.

 Henry Levan - John A. Levan and Company - Analyst

 OfficeMax as all expect is only on in the [Inaudible] basis?

 Theodore Crumley

 Yes, correct.

 Henry Levan - John A. Levan and Company - Analyst

 Okay, so that’s it. After you pay down there is a $150m $160m left?

 Theodore Crumley

 Correct.

 Henry Levan - John A. Levan and Company - Analyst

 Okay. Thanks a lot.

Operator

 You have a follow up question from the line of David Cohen with Farallon Capital.

 David Cohen - Farallon Capital - Analyst

 Yes, just two quick clarifications. In the press release when you talk of OfficeMax debt being $250m to $300m, I assume that is not net of the $125m of cash you mentioned, Ted?

 Theodore Crumley

 Yes, that’s correct. It is not net.

 David Cohen - Farallon Capital - Analyst

 It is not net?

 Theodore Crumley

 Right.

 David Cohen - Farallon Capital - Analyst

 And so it’s actual debt of $250m to $300m, so net debt maybe half that amount?

 Theodore Crumley

 It could be although I — you are exactly right. That’s the way from a credit standpoint to look at it, from my standpoint on an operating basis, we do need a $125m or so of cash to operate, that’s correct.

 David Cohen - Farallon Capital - Analyst

 Got it, And then the second question, just wanted to clarify, on the installment note, if the $165m is up 10% interest, is there a big tax liability on the full amount that comes with OfficeMax that’s due in the 10 to 15 years that goes or is that not going to be an issue?

 Theodore Crumley

 Well there is a significant issue — there will be a significant for tax liability. There is a tax gain obviously, once the notes are settled and so there will be a significant deferred tax liability that will be in the 10 to 15 year range before it’s due.

 David Cohen - Farallon Capital - Analyst

 Thank you very much.

Operator

 You have a follow up question from the line of Donald Lipkin with Bear Stearns.

 Donald Lipkin - Bear Stearns - Analyst

 Hi. What do you expect your — what happened to your ratings after the transaction?

 Theodore Crumley

 Well, again we’ve just — are in the process of informing the rating agencies of this transaction. As Ted said earlier we had talked to them at the time we entered into the OfficeMax transaction and told them that our plan was to deliver quickly. We don’t expect although we would like to see. We don’t expect an upward revaluation of our ratings initially, but we do think that this is significant delivering and that within some reasonable period of time we’d like to get back to an investment grade credit.

 Donald Lipkin - Bear Stearns - Analyst

 Okay. Thanks a lot.

Operator

 You have a follow up question from the line of Kevin Cohen with CSFB.

 Kevin Cohen - CSFB - Analyst

 I just wanted to follow up, in regard to the newer bonds that were issued back in October the notes due in 2010 and 2013, does this transaction fall under the asset sale test, which would permit the company to call in those two bonds at par as opposed to a premium or do bond holders have the option put those bonds at par behind but not to the company or is it just not applicable? Thanks.

 Theodore Crumley

 No, you are correct, I mean this is the asset sale provisions of the bond. This will fall under those.

 Kevin Cohen - CSFB - Analyst

 Okay. Thanks.

Operator

 You have a follow up question from Mark Hebbel with Barclays.

 Mark Hebbel - Barclays - Analyst

 It’s been answered, thank you.

Operator

 You have a follow up question from Mark Weintraub with Buckingham Research.

 Mark Weintraub - Buckingham Research Group - Analyst

 Thank you, a small detail — but you typically allocate pension expense to the various segments. Can you tell us how — were you allocating any pension expense to the OfficeMax what you are calling in the OfficeMax slide?

 Theodore Crumley

 Yes, this is Ted again, yes the OfficeMax because of the historical benefit of the pension to their employees was incurring a FAS 87, if you will, expense. We would expect with the rebalancing, if you will, of the pension plan and the freezing of pension benefits going forward, that these rebalanced plans will mean that the FAS 87 expense at office products on a go forward basis would be very minimal, if not zero.

 Mark Weintraub - Buckingham Research Group - Analyst

 Okay and is there anything included in the — that $210m, $240m guidance you give for 04’?

 Theodore Crumley

 In terms of the change in the ongoing pension expense, the answer is no we didn’t build anything into that.

 Mark Weintraub - Buckingham Research Group - Analyst

 Thank you.

Operator

 Your next question comes from the line of Aaron Cocke (ph) , private investor.

 Aaron Cocke Analyst

 Yes, thank you for taking my call. I was just curious about the thought process on the timberland, seems to me that one option that you obviously would have to consider was monetizing the timberland and having a timber supply agreement with your converting facilities. Can you just give me some brief knowledge as to why you chose one option over the other?

 Theodore Crumley

 Well, I don’t think we want to get into what all the options were in detail, but think that clearly doing a single transaction makes the issue of arranging timber supply agreements and transfer agreements and support agreements moot. And from our standpoint that was an advantage of a single buyer.

 Aaron Cocke Analyst

 Just one brief follow up. So, I guess the question is in terms of that transaction, you don’t feel like if you would have been able to get an increased price per acre on the deals in relation to doing it as a single transaction, for example if you monetize the timberland individually and you got to say it 900 to a 1000 an acre on average, you don’t think that would have outweighed doing the single transaction with the Madison Dearborn?

 Theodore Crumley

 Well, I think again without getting into details, we had a number of alternatives available to us. I think it’s fair to say that we had through those alternatives a good idea of the range of values that might be available to us for the Timberland, and then all in the matters in Dearborn transaction with a better alternative for shareholders.

 Alan Hunt - Provident Investment - Analyst

 Sure. All right thank you for taking my call.

Operator

 You have a follow-up question from the line of Tom Yanko (ph) with Morgan Stanley.

 Tom Yanko - Morgan Stanley - Analyst

 Yes, on that point that you just mentioned, if something would’ve happened to Madison bid Dearborn deal, I assume you’re still committed to re-exploring this whole process, and a streamline in the Company and then you’d go back to exploring the type of alternatives that you’ve just finished exploring. I just wonder if you just comment on what would happen in your event that the deal with Madison Dearborn terminated for any reason?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Well, we — obviously that’s not an alternative that we anticipate, but I think that we’re committed to a plan that maximizes the shareholder value, and that would include eventually the separation of the two businesses.

 Tom Yanko - Morgan Stanley - Analyst

 Okay. Thank you.

Operator

 Your next question is a follow-up question from Nathaneal August with Kay Capital.

 Nathaneal August - Kay Capital - Analyst

 Hi, hello to follow up on the pension expense. How much pension expense was included as an allocation to the office product side in the $210m to $240m of operating profit guidance that you given?

 Theodore Crumley

 I don’t know how to answer that question.

 George Harad - Boise Cascade Corporation - Chairman & CEO

 I don’t have it off the top of my head for the year 2004, and so it’s probably in the low-teens, it maybe $11m to $13m.

 Nathaneal August - Kay Capital - Analyst

 Okay, and then going forward that will be reduced by 80%, call it?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 I would think so. I would think, we will be able to — again it depends on the performance of the plan assets and so forth, but it would be reduced — should be reduced dramatically, given the funding position that we plan to have — the plans later this year.

 Nathaneal August - Kay Capital - Analyst

 Okay, great. Thank you.

Operator

 There are no further question at this time. Do you have any closing remarks, sir?

 George Harad - Boise Cascade Corporation - Chairman & CEO

 Well, only to again thank people for their time and attention and to tell you that we are excited about our ability to complete successfully the review, strategic alternatives, and to move forward with OfficeMax as a world-class competitor once this transaction is completed. Thank you.

Operator

 Thank you for participating in today’s Boise conference call. You may now disconnect.

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